Exhibit 99.2

For Immediate Release

Livongo Announces Pricing of Upsized $475.0 Million

Convertible Senior Notes Offering

Mountain View, CA, June 2, 2020 – Livongo Health, Inc. (“Livongo”) (Nasdaq: LVGO), the leading Applied Health Signals company empowering people with chronic conditions to live better and healthier lives, today announced the pricing of $475.0 million aggregate principal amount of 0.875% convertible senior notes due 2025 (the “notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate principal amount of the offering was increased from the previously announced offering size of $400.0 million. Livongo also granted the initial purchasers a 13-day option to purchase up to an additional $75.0 million aggregate principal amount of notes. The offering is expected to close on June 4, 2020, subject to customary closing conditions.

The notes will be general unsecured obligations of Livongo and will accrue interest payable semiannually in arrears on June 1 and December 1 of each year, beginning on December 1, 2020, at a rate of 0.875% per year. The notes will mature on June 1, 2025, unless earlier converted, repurchased or redeemed. The initial conversion rate will be 13.2329 shares of Livongo’s common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $75.57 per share). The initial conversion price of the notes represents a premium of approximately 27.5% over the closing price of Livongo’s common stock on June 1, 2020. The notes will be convertible under certain circumstances into cash, shares of Livongo’s common stock or a combination of cash and shares of Livongo’s common stock, at Livongo’s election.

Livongo may redeem for cash all or any portion of the notes, at its option, on or after June 5, 2023 and prior to the 41st scheduled trading day immediately preceding the maturity date if the last reported sale price of Livongo’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Livongo provides notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

Livongo estimates that the net proceeds from the offering will be $461.1 million (or $534.0 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discount and estimated offering expenses payable by Livongo. Livongo intends to use approximately $60.3 million of the net proceeds from the offering to pay the cost of the capped call transactions described below. Livongo intends to use the remainder of the net proceeds for general corporate purposes, including working capital, business development, sales and marketing activities and capital expenditures.

150 West Evelyn Ave, Suite 150, Mountain View, CA 94041            (866) 435-5643            livongo.com

Further, in connection with the pricing of the notes, Livongo entered into privately negotiated capped call transactions with certain of the initial purchasers and/or their respective affiliates and other financial institutions (the “option counterparties”). The capped call transactions cover, subject to customary adjustments, the number of shares of Livongo’s common stock that initially underlie the notes. The capped call transactions are expected generally to offset the potential dilution to Livongo’s common stock upon any conversion of notes, with such reduction subject to a cap initially equal to $118.54 (which represents a premium of approximately 100.0% over the closing price of Livongo’s common stock on June 1, 2020). If the initial purchasers exercise their option to purchase additional notes, Livongo expects to enter into additional capped call transactions with the option counterparties.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates may enter into various derivative transactions with respect to Livongo’s common stock and/or purchase shares of Livongo’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Livongo’s common stock or the trading price of the notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Livongo’s common stock and/or purchasing or selling Livongo’s common stock or other securities of Livongo in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so on each exercise date for the capped call transactions or following any termination of any portion of the capped call transactions in connection with any repurchase, redemption or early conversion of the notes). This activity could also cause or avoid an increase or a decrease in the market price of Livongo’s common stock or the notes, and to the extent the activity occurs during any observation period related to a conversion of notes, this could affect the number of shares and value of the consideration that a noteholder will receive upon conversion of its notes.

Neither the notes, nor any shares of Livongo’s common stock issuable upon conversion of the notes, have been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

150 West Evelyn Ave, Suite 150, Mountain View, CA 94041            (866) 435-5643            livongo.com

About Livongo

Livongo empowers people with chronic conditions to live better and healthier lives, beginning with diabetes and now including hypertension, weight management, diabetes prevention, and behavioral health. Livongo pioneered the category of Applied Health Signals to offer Members clinically-based insights that focus on the whole person and make it easier to stay healthy. Using its AI+AI® engine, Livongo’s team of data scientists aggregate and interpret substantial amounts of health data and information to create actionable, personalized, and timely health signals delivered to Livongo Members exactly when and where they need them. The Livongo approach delivers better clinical and financial outcomes while creating a different and better experience for people with chronic conditions.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Livongo’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements concerning the capped call transactions and repurchase, redemption or early conversion of the notes, exercise of the purchasers’ option to purchase additional notes, and the anticipated use of proceeds from the offering.

Livongo’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Livongo’s filings with the Securities and Exchange Commission, including Livongo’s Quarterly Report on Form 10-Q filed on May 7, 2020. The forward-looking statements in this release are based on information available to Livongo as of the date hereof, and Livongo disclaims any obligation to update any forward-looking statements, except as required by law.

Investor Relations Contact:

John Hallock

Investor-relations@livongo.com

617-615-7712

Media Relations Contact:

Jake Mazanke

press@livongo.com

630-640-5253

150 West Evelyn Ave, Suite 150, Mountain View, CA 94041            (866) 435-5643            livongo.com